EXHIBIT 99.1

 Alamosa Reports Second Quarter 2004 Financial & Operational Results

    LUBBOCK, Texas--(BUSINESS WIRE)--Aug. 4, 2004--Alamosa Holdings, Inc. (Nasdaq/NM:APCS):

    Second Quarter Highlights:

    -- Net loss totaled $10.7 million, before preferred stock dividends and conversion premiums or $19.7 million and a net loss per share of $0.19, after preferred stock dividends and conversion premiums

    --  Adjusted EBITDA totaled $48.3 million

    -- Amended Management and Services Agreements with Sprint, reducing back-office services by $0.70 for each subscriber per month through 2006

    -- Issued 15.2 million common shares in connection with conversion of 195,000 shares of convertible preferred stock.

    Alamosa Holdings, Inc. (Nasdaq/NM:APCS) today reported financial and operational results for the second quarter ended June 30, 2004, including previously announced results for net subscriber additions, total subscribers and monthly customer churn.
    The net loss for the second quarter decreased to $10.7 million, before preferred stock dividends and conversion premiums or $19.7 million and $0.19 per share, after preferred stock dividends and preferred stock conversion premiums, compared to a net loss of $18.7 million or $0.20 per share for the second quarter of 2003. During the second quarter, certain holders of Alamosa's Series B convertible preferred stock approached the Company requesting a conversion premium in order to immediately convert their preferred shares into common stock. Alamosa has the right to call the preferred shares for cash beginning in November 2006. Based on discussions with these holders, the Company successfully negotiated the cancellation of 193,000 shares of preferred stock, or 28.4% of the previously outstanding preferred issue representing a liquidation value in excess of $48 million, in exchange for newly-issued shares of common stock and cash. Conversion premiums paid in these privately negotiated transactions included approximately 870,000 shares of common stock and approximately $116,000 in cash. The Company issued approximately 14.2 million shares of common stock in connection with these transactions based on the conversion terms of the preferred stock. As a result of these transactions, Alamosa has also eliminated in excess of $9 million in dividend requirements on these shares through the November 2006 call date. In addition, 2,000 shares of preferred stock were converted into common stock by holders during the quarter.
    Total revenue grew during the second quarter to $193.3 million, representing a 9 percent sequential increase and a 24 percent increase over the same period one year ago. Revenue growth was aided by stable customer ARPU (without roaming) of $56 and continued growth in roaming and wholesale revenues, which increased 20 percent sequentially and 48 percent from second quarter of 2003 to $51.7 million. Adjusted EBITDA of approximately $48.3 million for the second quarter represented a 42 percent increase sequentially and a 60 percent increase over the second quarter of 2003 Adjusted EBITDA of approximately $30.2 million. Adjusted EBITDA growth year over year not only continues to reflect increased revenue from both core customers and roaming from other carriers, but also efficiencies in cost of operations, lower bad debt expense, and stable customer acquisition costs.
    As previously announced, the Company amended its Management and Services Agreements with Sprint to include a reduction of $0.70 per subscriber per month for back-office services. Other changes to the agreement included changing the methodology for reimbursing Sprint for certain customer acquisition costs from a percentage of reported CPGA to a one-time fee of $23 per each new subscriber addition.
    The Company also pre-released customer results for the second quarter on July 21, 2004. Net subscriber additions were approximately 40,000 and total subscribers at June 30, 2004 were approximately 813,000. The Company also reported an improvement in average monthly churn to 2.1 percent, down from 2.4 percent in the first quarter of 2004 and 2.5 percent for the second quarter of 2003. The Company does not believe it has experienced a material impact from wireless local number portability ("WLNP"), which became effective in all of the Company's markets on May 24, 2004. Since the implementation of WLNP in a minority of the Company's markets in November 2003, the Company has experienced a small number of net positive additions from customers porting their number from other wireless carriers.
    "We are pleased with our operating and financial results for the second quarter of 2004," stated David E. Sharbutt, Chairman & Chief Executive Officer of Alamosa Holdings, Inc. "Our revenue growth and income from operations continue to improve due to stable customer revenues, increased roaming revenues and cost efficiencies in the operation of our business," Mr. Sharbutt continued. "We are also delighted we could opportunistically convert some of our preferred stock, which reduces our future dividend requirements. We continue to make progress in growing and retaining our customers, and continuing our path toward profitability and increasing the value of Alamosa's stakeholders," concluded Mr. Sharbutt.


SUMMARY OF QUARTERLY OPERATING STATISTICS
                                                        %       %
                                                        Change  Change
                                                        Qtr     Year
                                                        over    over
Metric                    2Q 2004   1Q 2004   2Q 2003   Qtr.    Year
----------------------------------------------------------------------

Total Customers           813,000   773,000   677,000     5.2%   20.1%
Net Additions              40,000    46,000    24,000   -13.0%   66.7%
Net Loss (thousands)     $(10,706) $(12,548) $(18,663)   14.7%   42.6%
Adjusted EBITDA (in
 thousands)               $48,343   $33,981   $30,211    42.3%   60.0%
Avg. Revenue Per User
 (ARPU) (incl. roaming)       $78       $75       $75     4.0%    4.0%
Avg. Revenue Per User
 (ARPU) (w/out roaming)       $56       $56       $57     0.0%   -1.8%
Avg. Monthly Customer
 Churn                        2.1%      2.4%      2.5%  -12.5%  -16.0%
Cost Per Gross Addition
 (CPGA)                      $365      $358      $375     2.0%   -2.7%
Avg. Monthly Cash Cost
 Per User (CCPU)(w/o
 Roaming)                     $30       $31       $35    -3.2%  -14.3%
Avg. Monthly Cash Cost
 Per User (CCPU)
 (w/Roaming)                  $43       $43       $45     0.0%   -4.4%
Avg. Voice MOUs Per User
 (w/out roaming)              658       640       534     2.8%   23.2%
Avg. Voice MOUs Per User
 (incl. roaming)              839       809       678     3.7%   23.7%
Voice Minutes of Use
 (MOUs) (total system)
 (in millions)              2,199     1,971     1,487    11.6%   47.9%
Roaming Minutes -
 Inbound (in millions)        553       496       395    11.5%   40.0%
Wholesale & Resale
 Minutes-Inbound (in
 millions)                     79        39        11   102.6%  638.3%
Roaming Minutes -
 Outbound (in millions)       433       380       294    13.9%   47.3%
Licensed POPs (in
 millions)                   15.8      15.8      15.8     0.0%    0.0%
Covered POPs (in
 millions)                   12.1      12.1      11.9     0.0%    1.7%
Fixed Asset Additions
 (in millions)              $19.5     $12.1      $3.3    61.2%  490.9%
Penetration - Covered
 POPs                         6.7%      6.4%      5.7%    4.7%   17.5%

    BUSINESS OUTLOOK

    Alamosa is providing the following business outlook for 2004 which may be materially affected by competitive conditions, continued development and acceptance of new Sprint Vision products and services, changes in pricing plans, wireless local number portability and general economic conditions, among other things:

    --  Full year 2004 Adjusted EBITDA of approximately $170 million

    --  Fixed asset additions of $75-80 million

    --  Penetration of Alamosa markets to be in the range of 7.0 to
        7.2 percent by year-end 2004, revised from previous guidance of 6.8 to 7.0 percent

    -- Average monthly churn of less than 2.6 percent for 2004 with churn expected to be sequentially higher in the second half of the year, revised from previous guidance of average monthly churn of less than 2.8 percent for 2004 with churn higher in the second half of the year

    Second Quarter Earnings Release & Conference Call

    Alamosa has scheduled a conference call, which will be broadcast live over the Internet, on Thursday, August 5, 2004 at 9:00 a.m. EDT. To participate in the call, dial 913-981-5592 and ask for the Alamosa call 10 minutes prior to the start time. Investors, analysts and the general public will also have the opportunity to listen to the conference call free over the Internet by visiting the Company's Web site at www.alamosapcs.com or www.fulldisclosure.com. To listen to the live call online, please visit the Web site at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live Web cast, a replay will be available through Thursday, August 12, 2004, and may be accessed by calling 719-457-0820 and using the passcode 377838. An audio archive will be available, shortly after the call, on the Company's website at www.alamosapcs.com or www.fulldisclosure.com for approximately 30 days.

    ABOUT ALAMOSA

    Alamosa Holdings, Inc. is the largest (based on number of subscribers) PCS Affiliate of Sprint (NYSE: FON), which operates the largest all-digital, all-CDMA Third-Generation (3G) wireless network in the United States. Alamosa has the exclusive right to provide digital wireless mobile communications network services under the Sprint brand name throughout its designated territory located in Texas, New Mexico, Oklahoma, Arizona, Colorado, Utah, Wisconsin, Minnesota, Missouri, Washington, Oregon, Arkansas, Kansas, Illinois and California. Alamosa's territory includes licensed population of
15.8 million residents.

    ABOUT SPRINT

    Sprint is a global integrated communications provider serving more than 26 million customers in over 100 countries. With approximately 63,000 employees worldwide and over $26 billion in annual revenues in 2003, Sprint is widely recognized for developing, engineering and deploying state-of-the-art network technologies, including the United States' first nationwide all-digital, fiber-optic network and an award-winning Tier 1 Internet backbone. Sprint provides local communications services in 39 states and the District of Columbia and operates the largest 100-percent digital, nationwide PCS wireless network in the United States. For more information, visit www.sprint.com.

    FORWARD LOOKING STATEMENTS

    Statements contained in this news release that are forward-looking statements, such as statements containing terms such as can, may, will, expect, plan, and similar terms, are subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe-harbor" provisions of the private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in Alamosa's forward-looking statements, including the following factors: Alamosa's dependence on its affiliation with Sprint; shifts in populations or network focus; changes or advances in technology; changes in Sprint's national service plans or fee structure with us; change in population; difficulties in network construction; increased competition in our markets; adverse changes in financial position, condition or results of operations. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from Alamosa's forward-looking statements, please refer to Alamosa's filings with the Securities and Exchange Commission, especially in the "risk factors" sections of Alamosa's Annual Report on Form 10-K for the year ended December 31, 2003 and in subsequent filings with the Securities and Exchange Commission. Investors and analysts should not place undue reliance on forward-looking statements.

    Definitions of Operating and Non-GAAP Financial Measures

    We provide readers financial measures generated using generally accepted accounting principles ("GAAP") and using adjustments to GAAP ("Non-GAAP"). These financial measures reflect conventions or standard measures of liquidity, profitability or performance commonly used by the investment community in the telecommunications industry for comparability purposes.
    The Non-GAAP financial measures used in this release include the following:

    -- Adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") are defined as net loss plus taxes, net interest expense, depreciation expense, amortization expense and other non-cash expense items. This definition of adjusted EBITDA is consistent with the definition of adjusted EBITDA in our debt covenants. Adjusted EBITDA is a measure used by the investment community in the telecommunications industry for comparability as well as in our debt covenants for compliance purposes and is not intended to represent the results of our operations in accordance with GAAP.

    The financial measures and other operating metrics used in this release include the following:

    -- ARPU, or average monthly revenue per user, is a measure used to determine the average monthly subscriber revenue earned for subscribers based in our territory. This measure is calculated by dividing subscriber revenues in our consolidated statement of operations by our average daily subscribers during the period divided by the number of months in the period.

    -- CCPU, or cash cost per user, is a measure of the costs to operate our business on a per subscriber basis consisting of costs of service and operations, general and administrative expenses and debt exchange expenses in our consolidated statement of operations, plus handset subsidies on equipment sold to existing subscribers less roaming charges paid to Sprint PCS. These costs are divided by average daily subscribers during the period divided by the number of months in the period to calculate CCPU.

    -- CPGA, or cost per gross addition, is used to measure the average cost we incur to add a new subscriber in our territory. Costs we incur in calculating this measure include handset subsidies on new subscriber activations, commissions, rebates and other selling and marketing costs. We calculate CPGA by dividing (a) the sum of cost of products sold and selling and marketing expenses associated with transactions with new subscribers during the measurement period, less product sales revenues associated with transactions with new subscribers during the measurement period, by (b) the total number of subscribers activated in our territory during the period (net of activations deactivated within 30 days and activations due to transfers from Sprint PCS and other PCS Affiliates of Sprint into our territory).

    -- Average monthly churn is used to measure the rate at which subscribers based in our territory deactivate service on a voluntary or involuntary basis. We calculate average monthly churn based on the number of subscribers deactivated during the period (net of transfers out of our service area and those who deactivated within 30 days of activation) as a percentage of our average daily subscriber base during the period divided by the number of months during the period.

    -- Licensed POPs represent the number of residents (usually expressed in millions) in our territory in which we have an exclusive right to provide wireless mobility communications services under the Sprint brand name. The number of residents located in our territory does not represent the number of wireless subscribers that we serve or expect to serve in our territory.

    -- Covered POPs represent the number of residents (usually expressed in millions) covered by our portion of the PCS network of Sprint in our territory. The number of residents covered by our network does not represent the number of wireless subscribers that we serve or expect to serve in our territory.


                        ALAMOSA HOLDINGS, INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                              (UNAUDITED)
           (dollars in thousands, except per share amounts)


                       For the three months      For the six months
                           ended June 30,           ended June 30,
                      ------------------------ -----------------------
                         2004         2003        2004        2003
                      ------------ ----------- ----------- -----------

Revenues:
Subscriber revenues      $133,569    $114,550    $258,315    $218,574
Roaming and wholesale
 revenues                  51,705      35,040      94,858      66,830
                      ------------ ----------- ----------- -----------

 Service revenues         185,274     149,590     353,173     285,404
Product sales               8,055       5,804      16,846      11,098
                      ------------ ----------- ----------- -----------

 Total revenues           193,329     155,394     370,019     296,502
                      ------------ ----------- ----------- -----------

Costs and expenses:
Cost of service and
 operations                91,062      80,282     177,278     159,599
Cost of products sold      16,379      12,399      36,162      25,243
Selling and marketing
 expenses                  31,839      26,584      62,832      54,730
General and
 administrative
 expenses                   5,706       5,918      11,423       9,583
Depreciation and
 amortization              25,523      27,419      52,907      54,301
Impairment of
 property and
 equipment                  2,604          34       2,910         394
Non-cash compensation          25         199          51         240
                      ------------ ----------- ----------- -----------

 Total costs and
  expenses                173,138     152,835     343,563     304,090
                      ------------ ----------- ----------- -----------

   Income (loss) from
    operations             20,191       2,559      26,456      (7,588)
Loss on debt
 extinguishment                --          --     (13,101)         --
Gain (loss) on
 derivative
 instrument               (11,926)         --         746          --
Interest and other
 income                       221         249         389         634
Interest expense          (18,952)    (25,951)    (37,187)    (52,488)
                      ------------ ----------- ----------- -----------

Loss before income
 taxes                    (10,466)    (23,143)    (22,697)    (59,442)

Income tax benefit
 (expense)                   (240)      4,480        (557)     10,248
                      ------------ ----------- ----------- -----------

Net loss                  (10,706)    (18,663)    (23,254)    (49,194)

Preferred stock
 dividend                  (2,576)         --      (5,796)         --
Preferred stock
 conversion premium        (6,441)         --      (6,441)         --
                      ------------ ----------- ----------- -----------

Net loss attributable
 to common
 stockholders            $(19,723)   $(18,663)   $(35,491)   $(49,194)
                      ============ =========== =========== ===========

Net loss per common
 share, basic and
 diluted                   $(0.19)     $(0.20)     $(0.36)     $(0.53)
                      ============ =========== =========== ===========

Weighted average
 common shares
 outstanding,
 basic and diluted    101,885,776  93,747,117  98,688,272  93,626,690
                      ============ =========== =========== ===========


                        ALAMOSA HOLDINGS, INC.
                      CONSOLIDATED BALANCE SHEETS
                              (UNAUDITED)
           (dollars in thousands, except share information)

                                               June 30,   December 31,
                                                 2004         2003
                                             ------------ ------------
ASSETS

Current assets:
 Cash and cash equivalents                   $   105,568  $    99,644
 Restricted cash                                      --            1
 Short term investments                           50,119           --
 Customer accounts receivable, net                44,022       28,034
 Receivable from Sprint                           15,424       22,947
 Inventory                                         7,292        7,309
 Prepaid expenses and other assets                10,264        9,763
 Deferred customer acquisition costs               7,259        8,060
 Deferred tax asset                                4,572        4,572
                                              -----------  -----------

   Total current assets                          244,520      180,330

 Property and equipment, net                     427,196      434,840
 Debt issuance costs, net                          9,409       14,366
 Early redemption option on preferred stock       22,437       21,687
 Intangible assets, net                          431,392      448,354
 Other noncurrent assets                           5,060        6,393
                                              -----------  -----------

   Total assets                              $ 1,140,014  $ 1,105,970
                                              ===========  ===========

LIABILITIES, REDEEMABLE CONVERTIBLE
 PREFERRED STOCK AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable                            $    22,833  $    33,247
 Accrued expenses                                 39,739       37,325
 Payable to Sprint                                21,511       26,616
 Interest payable                                 21,726        5,353
 Deferred revenue                                 23,107       22,742
 Current installments of capital leases              223          481
                                              -----------  -----------

   Total current liabilities                     129,139      125,764
                                              -----------  -----------

Long term liabilities:
 Capital lease obligations                           807          812
 Other noncurrent liabilities                      6,460        8,693
 Deferred tax liability                           15,963       15,966
 Senior secured debt                                  --      200,000
 Senior notes                                    726,427      464,424
                                              -----------  -----------

   Total long term liabilities                   749,657      689,895
                                              -----------  -----------

   Total liabilities                             878,796      815,659
                                              -----------  -----------

Commitments and contingencies                         --           --

Redeemable convertible preferred stock:
 Series B preferred stock, $.01 par value,
  750,000 shares authorized; 484,585 and
  679,495 shares issued and outstanding,
  respectively                                   163,031      228,606
 Series C preferred stock, $.01 par value;
  500,000 shares authorized; no shares
  issued                                              --           --
                                              -----------  -----------

   Total redeemable convertible preferred
    stock                                        163,031      228,606
                                              -----------  -----------

Stockholders' equity:
 Preferred stock, $.01 par value; 8,750,000
  shares authorized; no shares issued                 --           --
 Common stock, $.01 par value; 290,000,000
  shares authorized, 112,605,519 and
  95,401,557 shares issued and outstanding,
  respectively                                     1,126          954
 Additional paid-in capital                      860,100      800,992
 Accumulated deficit                            (762,820)    (739,566)
 Unearned compensation                              (219)        (145)
 Accumulated other comprehensive loss, net
  of tax                                              --         (530)
                                              -----------  -----------

   Total stockholders' equity                     98,187       61,705
                                              -----------  -----------

   Total liabilities and stockholders'
    equity                                   $ 1,140,014  $ 1,105,970
                                              ===========  ===========


                        ALAMOSA HOLDINGS, INC.
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                              (UNAUDITED)
                        (dollars in thousands)


                                                   For the six months
                                                     ended June 30,
                                                   -------------------
                                                     2004       2003
                                                   ---------  --------
Cash flows from operating activities:
Net loss                                          $ (23,254) $(49,194)
Adjustments to reconcile net loss to net cash
 provided by operating activities:
 Non-cash compensation                                   51       240
 Non-cash interest expense (benefit) on
  derivative instruments                                  6      (261)
 Non-cash accretion of asset retirement
  obligations                                            91        --
 Non-cash gain on derivative instruments               (746)       --
 Provision for bad debts                              4,114    10,000
 Depreciation and amortization of property and
  equipment                                          35,945    34,268
 Amortization of intangible assets                   16,962    20,033
 Amortization of financing costs included in
  interest expense                                      488     2,237
 Amortization of discounted interest                     --       198
 Loss on debt extinguishment                         13,101        --
 Deferred tax benefit                                    --   (10,248)
 Interest accreted on discount notes                 12,056    17,377
 Impairment of property and equipment                 2,910       394
 (Increase) decrease in:
   Receivables                                      (12,579)   (1,543)
   Inventory                                             17     1,989
   Prepaid expenses and other assets                  1,633    (1,378)
 Increase (decrease) in:
   Accounts payable and accrued expenses             10,891    (4,608)
                                                   ---------  --------

   Net cash provided by operating activities         61,686    19,504
                                                   ---------  --------

Cash flows from investing activities:
 Proceeds from sale of assets                           380     2,454
 Purchases of property and equipment                (42,702)  (19,196)
 Change in restricted cash                                1    24,977
 Change in short term investments                   (50,119)       --
                                                   ---------  --------

   Net cash provided by (used in) investing
    activities                                      (92,440)    8,235
                                                   ---------  --------

Cash flows from financing activities:
 Proceeds from issuance of senior notes             250,000        --
 Repayments of borrowings under senior secured
  debt                                             (200,000)       --
 Debt issuance costs                                 (8,100)       --
 Preferred stock dividends                           (6,053)       --
 Preferred stock conversion premium                    (116)       --
 Stock options exercised                                719        --
 Shares issued to employee stock purchase plan          492       127
 Payments on capital leases                            (264)     (699)
                                                   ---------  --------

   Net cash provided by (used in) financing
    activities                                       36,678      (572)
                                                   ---------  --------

Net increase (decrease) in cash and cash
 equivalents                                          5,924    27,167
Cash and cash equivalents at beginning of period     99,644    61,737
                                                   ---------  --------

Cash and cash equivalents at end of period        $ 105,568  $ 88,904
                                                   =========  ========

Supplemental disclosure of non-cash financing and
 investing activities:
 Conversion of preferred stock                    $  65,626  $     --
 Preferred stock issued in debt exchange                 51        --
 Asset retirement obligations capitalized                75        --
    Capitalized lease obligations incurred               --        73
 Change in accounts payable for purchases of
  property and equipment                            (11,186)   (6,790)


                        Alamosa Holdings, Inc.
           Computation of Adjusted EBITDA and Reconciliation
                    of Non-GAAP Liquidity Measures
                              (Unaudited)
                            (In thousands)


                                                             For the
                       For the three       For the six        three
                        months ended       months ended       months
                          June 30,           June 30,         ended
                    ------------------- -------------------  March 31,
                       2004      2003      2004      2003      2004
                    --------- --------- --------- --------- ----------

Net loss:           $(10,706) $(18,663) $(23,254) $(49,194)  $(12,548)
 Income tax
  (benefit) expense      240    (4,480)      557   (10,248)       317
 Net interest
  expense             18,731    25,702    36,798    51,854     18,067
 Depreciation and
  amortization        25,523    27,419    52,907    54,301     27,384
 Non-cash
  compensation            25       199        51       240         26
 Loss on debt
  extinguishment          --        --    13,101        --     13,101
 (Gain) loss on
  derivative
  instruments         11,926        --      (746)       --    (12,672)
 Impairment of
  property and
  equipment            2,604        34     2,910       394        306
                    --------- --------- --------- --------- ----------

Adjusted EBITDA       48,343    30,211    82,324    47,347     33,981
 Provision for bad
  debts                2,179     3,500     4,114    10,000      1,935
 Non-cash accretion
  of ARO                  46        --        91        --         45
 Non-cash interest
  items                6,277     9,898    12,550    19,551      6,273
 Cash income tax
  expense               (240)       --      (557)       --       (317)
 Interest expense,
  net                (18,731)  (25,702)  (36,798)  (51,854)   (18,067)
 Working capital
  changes              3,615    (2,525)      (38)   (5,540)    (3,653)
                    --------- --------- --------- --------- ----------

Cash flow from
 operating
 activities          $41,489   $15,382   $61,686   $19,504    $20,197
                    ========= ========= ========= ========= ==========


                        Alamosa Holdings, Inc.
            Computation of Average Revenue per User (ARPU)
               Computation of Cash Cost per User (CCPU)
             Computation of Cost per Gross Addition (CPGA)
                              (Unaudited)



                             For the three months ended  For the three
                                      June 30,            months ended
                             ---------------------------   March 31,
                                 2004          2003          2004
                             ------------- ------------- -------------

Subscriber revenues          $133,569,000  $114,550,000  $124,746,000
Roaming and wholesale
 revenues                      51,705,000    35,040,000    43,153,000
                             ------------- ------------- -------------

 Service revenues            $185,274,000  $149,590,000  $167,899,000
                             ============= ============= =============

Average subscribers               794,000       665,000       748,000
                             ============= ============= =============

ARPU                                  $56           $57           $56
                             ============= ============= =============

ARPU with roaming                     $78           $75           $75
                             ============= ============= =============




                                 For the three months    For the three
                                     ended June 30,       months ended
                               -------------------------   March 31,
                                  2004         2003          2004
                               ------------ ------------ -------------

Cost of service and operations $91,062,000  $80,282,000   $86,216,000
Less:  Roaming expense         (30,144,000) (20,898,000)  (27,176,000)
General and administrative
 expenses                        5,706,000    5,918,000     5,717,000
Upgrade costs in selling and
 marketing expenses              4,901,000    3,671,000     4,680,000
                               ------------ ------------ -------------

                               $71,525,000  $68,973,000   $69,437,000
                               ============ ============ =============

Average subscribers                794,000      665,000       748,000
                               ============ ============ =============

CCPU                                   $30          $35           $31
                               ============ ============ =============

CCPU with roaming                      $43          $45           $43
                               ============ ============ =============




                                 For the three months    For the three
                                     ended June 30,       months ended
                               -------------------------   March 31,
                                  2004         2003          2004
                               ------------ ------------ -------------

Selling and marketing expenses $31,839,000  $26,584,000   $30,993,000
Less:  Upgrade costs in
 selling and marketing costs    (4,901,000)  (3,671,000)   (4,680,000)
Cost of products sold           16,379,000   12,399,000    19,783,000
Product sales revenues          (8,055,000)  (5,804,000)   (8,791,000)
                               ------------ ------------ -------------

                               $35,262,000  $29,508,000   $37,305,000
                               ============ ============ =============

Activations                         97,000       79,000       104,000
                               ============ ============ =============

CPGA                                  $365         $373          $358
                               ============ ============ =============


    CONTACT: Alamosa Holdings Inc., Lubbock
             Investor Relations:
             Jon D. Drake, 806-722-1455
             jdrake@alamosapcs.com
             www.alamosapcs.com